GTE CORPORATION

                          PURCHASE AGREEMENT


     GTE Corporation, a New York corporation ("GTE"), proposes to
issue and sell $   ,000,000 aggregate principal amount of
(the "New Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, GTE agrees to sell, and the purchasers named in Schedule A attached hereto (the "Purchasers"), agrees to purchase agree to purchase, the New Securities at
       % of their principal amount plus accrued interest, if any, from
        , 199 to the date of payment for the New Securities and delivery thereof. Interest on the New Securities will be payable
on          and
          , commencing                .  The New Securities will
be reoffered to the public at         % of their principal
amount.

     All the provisions contained in GTE's Standard Purchase
Agreement Provisions (October 1995 Edition) (the "Standard
Purchase Agreement Provisions") annexed hereto shall be deemed to be a part of this Purchase Agreement to the same extent as if such provisions had been set forth in full herein.

REDEMPTION PROVISIONS:

     [The New Securities will not be redeemable prior to maturity.]

                                  OR

     [The redemption price applicable to redemptions to and
including        (the "initial regular redemption price") will be
the initial public offering price as defined below plus the rate of interest on the New Securities; the redemption price during
the twelve month period beginning                  and during the
twelve month periods beginning on each            thereafter
through the twelve month period ended                  will be
determined by reducing the initial regular redemption price by an
amount determined by multiplying (a) 1/   of the amount by which
such initial regular redemption price exceeds 100% by (b) the number of such full twelve month periods which shall have elapsed
between       ,      and the date fixed for redemption; and
thereafter the redemption prices during the twelve month periods
beginning ________,      shall be 100%; provided, however, that
all such prices will be specified to the nearest 0.01% or if there is no nearest 0.01%, then to the next higher 0.01%.

     For the purpose of determining the redemption prices of the New Securities, the initial public offering price of the New Securities shall be the price, expressed in percentage of principal amount (exclusive of accrued interest), at which the New Securities are to be initially offered for sale to the public; if there is not a public offering of the New Securities, the initial public offering price of the New Securities shall be deemed to be the price, expressed in percentage of principal amount (exclusive of accrued interest), to be paid to GTE by the Purchasers.

     None of the New Securities may be called for redemption at
the option of GTE prior to            if such redemption is for
the purpose or in anticipation of refunding any New Securities by the application, directly or indirectly, of funds borrowed by GTE at an annual cost of money (calculated in accordance with generally accepted financial practice) less than the annual cost of money to GTE resulting from the sale of the New Securities to the Purchasers. (If Applicable)]




                                  -2-

SINKING FUND PROVISIONS:

   (If Applicable)


CLOSING:

     The Purchasers agree to pay for the New Securities in New York Clearing House (next day) funds upon delivery of such New
Securities at            (New York City time) on           , 199
(the "Closing Date") or at such other time, not later than the seventh full business day thereafter as shall be agreed upon by GTE and the Purchasers or the firm or firms designated as the representative or representatives, as the case may be, of the Purchasers (the "Representative").

DENOMINATION OF NEW SECURITIES:

     [The New Securities shall be in the form of temporary or definitive fully-registered New Securities in denominations of One Thousand Dollars ($1,000) or any integral multiple thereof, registered in such names as the Purchasers or the Representative shall request not less than two business days before the Closing Date. GTE agrees to make the New Securities available to the Purchasers or the Representative for inspection at the office of The Bank of New York, New York, New York, at least twenty-four hours prior to the time fixed for the delivery of the New Securities on the Closing Date.]

                                  OR

     [The New Securities shall be in the form of temporary or definitive fully-registered New Securities in denominations as GTE may determine (if other than U.S. $1,000) and denominated in such foreign currency or composite currency as GTE may determine, registered in such names as the Purchasers or the Representative shall request not less than two business days before the Closing Date. GTE agrees to make the New Securities available to the Purchasers or the Representative for inspection at the office of The Bank of New York, New York, New York, at least twenty-four hours prior to the time fixed for the delivery of the New Securities on the Closing Date.]

                                  OR

     [The New Securities shall be in the form of a Global Security which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the New Securities and shall be registered in the name of (name of depository) or its nominee. GTE agrees to make the New Securities available to the Purchasers or the Representative for inspection at the office of (name and address of depository), at least twenty-four hours prior to the time fixed for the delivery of the New Securities on the Closing Date.]

RESALE:

     [The Purchasers represent that they intend to resell the New
Securities, and therefore the provisions applicable to Reselling
Purchasers in the Standard Purchase Agreement Provisions will be applicable.]

                                  OR

     [The Purchasers represent that they do not intend to resell the New Securities, and therefore the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement
Provisions will not be applicable.]



                                 - 3 -









     In witness whereof, the parties have executed this Purchase
Agreement this      day of      , 199 .







                                   (Name of Purchasers or
                                     Representative)



                                   By

                                      Title:






                                   GTE CORPORATION



                                   By

                                      Title:
























P:S-3:19




2







                              SCHEDULE A





     The names of the Purchasers and the principal amount of New
Securities which each respectively offers to purchase are as follows:



                                Principal Amount
           Name                 of New Securities
                                $







           Total...................     $       ,000,000

















































                            GTE CORPORATION











                STANDARD PURCHASE AGREEMENT PROVISIONS

                        (October 1995 Edition)



























     GTE Corporation, a New York corporation ("GTE"), may enter into one or more purchase agreements providing for the sale of designated securities to the purchaser or purchasers named therein (the "Purchasers"). The standard provisions set forth herein will be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including these Standard Purchase Agreement Provisions incorporated therein by reference, is hereinafter referred to as "this Agreement." Unless otherwise defined herein, terms used in this Agreement that are defined in the Purchase Agreement have the meanings set forth therein.

                      I.  SALE OF THE SECURITIES

     GTE proposes to issue one or more series of securities (the "Securities") pursuant to the provisions of an Indenture dated as of October 1, 1995 between GTE and The Bank of New York, as Trustee (the "Indenture"). Pursuant to supplemental indentures supplementing and/or amending the aforementioned Indenture, GTE will designate the title of each series, aggregate principal amount, date or dates of maturity, dates for payment and rate of interest, redemption dates, prices, obligations and restrictions, if any, and any other terms with respect to each such series.

     GTE has filed with the Securities and Exchange Commission
(the "Commission") registration statement No. 33-      relating
to $900,000,000 of GTE's securities registered thereunder and $600,000,000 of GTE's securities registered under Registration Statement No. 33-40247 (the amounts remaining unsold thereunder from time to time, collectively, the "Securities"), including a prospectus which, pursuant to Rule 429, of the Securities Act of 1933, as amended (the "Act"), relates to the Securities, and has filed with, or transmitted for filing to, the Commission (or will promptly after the sale so file or transmit for filing) a prospectus supplement specifically relating to a particular series of Securities (such particular series being hereinafter referred to as the "New Securities") pursuant to Rule 424(b) under the Act ("Rule 424(b)"). The term "Registration Statement" means the registration statements referred to herein as amended to the date of the Purchase Agreement. The term "Basic Prospectus" means the prospectus relating to the Securities filed
with Registration Statement No. 33-     .  The term "Prospectus"
means the Basic Prospectus together with the prospectus supplement specifically relating to the New Securities, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b). As used herein, the terms "Registration Statement", "Basic Prospectus", and "Prospectus" shall include in each case the material, if any, incorporated by reference therein.

              II.  PURCHASER'S REPRESENTATIONS AND RESALE

     Each Purchaser represents and warrants that information furnished in writing to GTE expressly for use with respect to the New Securities will not contain any untrue statement of a material fact and will not omit any material fact in connection with such information necessary to make such information not misleading.

     If the Purchasers advise GTE in the Purchase Agreement that they intend to resell the New Securities, GTE will assist the Purchasers as hereinafter provided. The terms of any such resale will be furnished to GTE in writing and will be set forth in the Prospectus. The provisions of Paragraphs D and E of
Article VI and Articles VIII, IX and X of this Agreement apply only to Purchasers that have advised GTE of their intention to resell the New Securities ("Reselling Purchasers"). All other provisions apply to any Purchaser including a Reselling Purchaser.

                             III.  CLOSING

     The closing will be held at the office of GTE Service Corporation, 4th Floor, One Stamford Forum, Stamford, Connecticut 06904 on the Closing Date. Concurrent with the delivery of the New Securities to the Purchasers or to the Representative for the account of each Purchaser, payment of the full purchase price of the New Securities shall be made by the Purchasers or the Representative by certified or official bank check or checks in New York Clearing House (next day) funds, payable to GTE or its order, at The Bank of New York, One Wall Street, New York, New York, Attention: Corporate Trust Department. Upon notification to GTE of receipt of such check or checks by The Bank of New York, such check or checks shall be deemed to be delivered at the closing.

              IV.  CONDITIONS TO PURCHASERS' OBLIGATIONS

     The respective obligations of the Purchasers hereunder are subject to the following conditions:

     (A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; since the latest date as of which information is given in the Registration Statement, there shall have been no material adverse change in the business, business prospects, properties, financial condition or results of operations of GTE; and the Purchasers or the Representative shall have received on the Closing Date the customary form of compliance certificate dated the Closing Date and signed by the Chairman, a Vice Chairman, the President or a Vice President of GTE, including the foregoing. The officer making such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened.

     (B) The Purchasers or the Representative shall have received on the Closing Date an opinion of William P. Barr, Senior Vice President and General Counsel of GTE, dated the Closing Date, substantially in the form set forth in Exhibit A hereto.

     (C) The Purchasers or the Representative shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley
& McCloy, counsel for the Purchasers, dated the Closing Date, substantially in the form set forth in Exhibit B hereto.

     (D) The Purchasers or the Representative shall have received on the Closing Date a letter from Arthur Andersen LLP, independent public accountants for GTE, dated as of the Closing
Date, to the effect set forth in Exhibit C hereto.

                  V.  CONDITIONS TO GTE'S OBLIGATIONS


               The obligations of GTE hereunder are subject to the following conditions:

     (A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

     (B) GTE shall have received on the Closing Date the full purchase price of the New Securities purchased hereunder.

                         VI.  COVENANTS OF GTE


     In further consideration of the agreements contained herein of the Purchasers, GTE covenants to the several Purchasers as follows:

     (A) To furnish to the Purchasers a copy of the Registration Statement including materials, if any, incorporated by reference therein and, during the period mentioned in (D) below, to supply as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Purchasers or the Representative may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by GTE with the Commission subsequent to the effective date of the Registration Statement, or the date of the Basic Prospectus, as the case may be, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are deemed to be incorporated by reference therein.

     (B) For a period of five years, unless all of the New Securities shall be sooner retired, to deliver to any Purchaser who may so request, (i) as soon as practicable after the end of each fiscal year, a balance sheet of GTE and its consolidated subsidiaries as of the end of such year and related statements of income, amounts paid in, in excess of par value, foreign currency translation adjustment, reinvested earnings and changes in financial position for such year, all as examined by independent public accountants, and, (ii) as soon as practicable after the end of each of the first three quarterly periods of each such year, a Form 10-Q of GTE as filed with the Commission.

     (C) Before amending or supplementing the Registration Statement or the Prospectus with respect to the New Securities, to furnish to any Purchaser or the Representative, and to counsel for the Purchasers a copy of each such proposed amendment or supplement.

The covenants in Paragraphs (D) and (E) apply only to Reselling
Purchasers:

     (D) If in the period after the first date of resale of the New Securities during which, in the opinion of counsel for the Reselling Purchasers, the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make a statement therein, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not materially misleading, or if it is otherwise necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense (unless such amendment shall relate to information furnished by the Purchasers or the Representative by or on behalf of the Purchasers in writing expressly for use in the Prospectus), to the Reselling Purchasers, the number of copies requested by the Reselling Purchasers of either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with law.

     (E) To use its best efforts to qualify the New Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Purchasers or the Representative shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith and in connection with the determination of the eligibility of the New Securities for investment under the laws of such jurisdictions as the Purchasers or the Representative may designate; provided, however, that GTE, in complying with the foregoing provisions of this paragraph, shall not be required to qualify as a foreign company or to register or qualify as a broker or dealer in securities in any jurisdiction or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the New Securities; provided, further, that GTE shall not be required to continue the qualification of the New Securities beyond one year from the date of the sale of the New Securities.

              VII.  REPRESENTATIONS AND WARRANTIES OF GTE

     GTE represents and warrants to the several Purchasers that
(i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Basic Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, (ii) each part of the Registration Statement filed with the Commission pursuant to the Act relating to the New Securities, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) on the effective date of the Registration Statement, the date the Prospectus is filed pursuant to Rule 424(b) and at all times subsequent to and including the Closing Date, the Registration Statement and the Prospectus, as amended or supplemented, if applicable, complied or will comply in all material respects with the Act and the applicable rules and regulations thereunder, (iv) on the effective date of the Registration Statement, the Registration Statement did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and on the date of the Prospectus, or any amendment or supplement thereto, is filed pursuant to Rule 424(b) and on the Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to GTE by any Purchaser or the Representative by or on behalf of any Purchaser in writing expressly for use therein or to statements or omissions in the Statement of Eligibility of the Trustee under the Indenture, (v) the consummation of any transaction herein contemplated will not result in a breach of any of the terms of any agreement or instrument to which GTE is a party, and (vi) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

                        VIII.  INDEMNIFICATION

     GTE agrees to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus or the Prospectus (if used within the period set forth in Paragraph
(D) of Article VI hereof, and as amended or supplemented if GTE shall have furnished any amendments or supplements thereto), or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to GTE by any Reselling Purchaser or the Representative on behalf of any Reselling

Purchaser in writing expressly for use therein or by any statement or omission in the Statement of Eligibility of the Trustee under the Indenture. The foregoing agreement, insofar as it relates to the Prospectus, shall not inure to the benefit of any Reselling Purchaser (or to the benefit of any person controlling such Reselling Purchaser) on account of any losses, claims, damages or liabilities arising from the sale of any New Securities by said Reselling Purchaser to any person if a copy of the Prospectus (as supplemented or amended, if prior to distribution of the Prospectus to the Reselling Purchaser GTE shall have made any supplements or amendments which have been furnished to said Reselling Purchaser) shall not have been sent or given by or on behalf of such Purchaser to such person at or prior to the written confirmation of the sale of the New Securities to such person and such statement or omission is cured in the Prospectus.

     Each Reselling Purchaser agrees to indemnify and hold harmless GTE, its directors, its officers who sign the Registration Statement and any person controlling GTE to the same extent as the foregoing indemnity from GTE to each Reselling Purchaser, but only with reference to information relating to said Reselling Purchaser furnished in writing by or on behalf of said Reselling Purchaser expressly for use in the Registration Statement or the Prospectus.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person or persons against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the first or second paragraph hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by GTE on the one hand and the Reselling Purchasers on the other from the offering of the New Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of GTE on the one hand and of the Reselling Purchasers on the other in connection with the statement or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by GTE on the one hand and the Reselling Purchasers on the other in connection with the offering of the New Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of the New Securities received by GTE bear to the total commissions, if any, received by all of the Reselling Purchasers in respect thereof. If there are no commissions allowed or paid by GTE to the Reselling Purchasers in respect of the New Securities, the relative benefits received by the Reselling Purchasers in the preceding sentence shall be the difference between the price received by such Reselling Purchasers upon resale of the New Securities and the price paid for the New Securities pursuant to the Purchase Agreement. The relative fault of GTE on the one hand and of the Reselling Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by GTE or by the Reselling Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                             IX.  SURVIVAL

     The indemnity and contribution agreements contained in
Article VIII and the representations and warranties of GTE contained in Article VII of this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any person controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the New Securities.

                X.  TERMINATION BY RESELLING PURCHASERS

     At any time prior to the Closing Date, this Agreement shall be subject to termination in the absolute discretion of any Reselling Purchaser, by notice given to GTE, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) minimum prices shall have been established on the New York Stock Exchange by Federal or New York State authorities or (iv) any outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of which is such as to make it impracticable or inadvisable to proceed with the delivery of the New Securities on the terms and in the manner contemplated by the Prospectus.

                    XI.  TERMINATION BY PURCHASERS

     If this Agreement shall be terminated by the Purchasers because of any failure or refusal on the part of GTE to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than those set forth in Article V) GTE shall be unable to perform its obligations under this Agreement, GTE will reimburse the Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchasers in connection with the New Securities. Except as provided herein, the Purchasers shall bear all of their expenses, including the fees and disbursements of counsel.

                   XII.  SUBSTITUTION OF PURCHASERS



     If for any reason any Purchaser shall not purchase the New Securities it has agreed to purchase hereunder, the remaining Purchasers shall have the right within 24 hours to make arrangements satisfactory to GTE for the purchase of such New Securities hereunder. If they fail to do so, the amounts of New Securities that the remaining Purchasers are obligated, severally, to purchase under this Agreement shall be increased in the proportions which the total amount of New Securities which they have respectively agreed to purchase bears to the total amount of New Securities which all non-defaulting Purchasers have so agreed to purchase, or in such other proportions as the Purchasers may specify to absorb such unpurchased New Securities, provided that such aggregate increases shall not exceed 10% of the total amount of the New Securities set forth in Schedule A to the Purchase Agreement. If any unpurchased New Securities still remain, GTE shall have the right either to elect to consummate the sale except as to any such unpurchased New Securities so remaining or, within the next succeeding 24 hours, to make arrangements satisfactory to the remaining Purchasers for the purchase of such New Securities. In any such cases, either the Purchasers or the Representative or GTE shall have the right to postpone the Closing Date for not more than seven business days to a mutually acceptable date. If GTE shall not elect to so consummate the sale and any unpurchased New Securities remain for which no satisfactory substitute Purchaser is obtained in accordance with the above provisions, then this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or GTE for the purchase or sale of any New Securities under this Agreement. No provision in this paragraph shall relieve any defaulting Purchaser of liability to GTE for damages occasioned by such default.


                         XIII.  MISCELLANEOUS


     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.
















P:S-3:31




                                                       EXHIBIT A


                            WILLIAM P. BARR
                Senior Vice President & General Counsel


                            GTE CORPORATION
           One Stamford Forum, Stamford, Connecticut  06904

                           __________, 199_



and the other several Purchasers
listed in the Purchase Agreement
dated ________, 199_ among such
Purchasers and GTE Corporation


                         RE:  GTE CORPORATION
                            $ _____________

Dear Sirs:

      I have been requested by GTE Corporation a New York corporation (the "Corporation"), as its Senior Vice President and General Counsel to furnish you with my opinion pursuant to a Purchase Agreement dated ______, 199_ (the "Agreement") between you and the Corporation, relating to the purchase and sale of $___,000,000 aggregate principal amount of its ___________ (the "New Securities").

     In this connection I have examined among other things:

     (a) The Certificate of Incorporation of the Corporation, as amended, and the by-laws, each as presently in effect;

      (b) A copy of the Indenture dated as of October 1, 1995 (the "Indenture") as supplemented, including by a Supplemental Indenture dated _______, 199_ (the "Supplemental Indenture") between the Corporation and The Bank of New York, as Trustee (the "Trustee"), under which the New Securities are being issued and the resolution of the Board of Directors of the Corporation specifically authorizing the New Securities, including the issuance and sale of the New Securities (the "Board Resolution");

      (c) The forms of the New Securities set forth in the Supplemental Indenture;

      (d) The records of the corporate proceedings of the Corporation relating to the authorization, execution and delivery of the Indenture and the Supplemental Indenture;

      (e) The records of the corporate proceedings of the Corporation relating to the authorization, execution and delivery of the Agreement;

      (f) The record of all proceedings taken by the Corporation relating to the registration of the New Securities under the Securities Act of 1933, as amended (the "Act"), and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"), particularly Registration Statement No. 33-40247 and Registration Statement No. 33-_____, including the form of prospectus contained therein (unless the context shall otherwise



                                  -2-



require, Registration Statement No. 33-______ as amended is hereinafter called the "Registration Statement" and the prospectus dated _________, together with the prospectus supplement dated __________ relating to the New Securities in the form filed under Rule 424(b) of the Act, is hereinafter called the "Prospectus").

      (g) Certain documents filed by the Corporation under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated by reference in the Prospectus (the
"Incorporated Documents").

      On the basis of my examination of the foregoing and of such other documents and matters as I have deemed necessary as the basis for the opinions hereinafter expressed, I am of the opinion that:

            1. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, is a duly licensed and qualified foreign corporation in good standing under the laws of the State of Connecticut, and has adequate corporate power to carry on the business in which it is now engaged.

            2.     All   legal  proceedings  necessary   to   the
authorization, issue and sale of the New Securities to you have been taken by the Corporation.

          3. The Agreement has been duly and validly authorized, executed and delivered by the Corporation.

           4. The Indenture and the Supplemental Indenture have been duly authorized by the Corporation and have been duly executed by the Corporation and the Trustee and delivered by the Corporation. The Indenture, as supplemented, constitutes a legal, valid and binding agreement of the Corporation enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights and the availability of equitable remedies. The Indenture and Supplemental Indenture have been duly qualified under the TIA.

           5. The New Securities conform as to legal matters with the statements concerning them in the Registration Statement and Prospectus and have been duly authorized and executed by the Corporation and (assuming due authentication and delivery thereof by the Trustee) have been duly issued under the Indenture, as supplemented, and (subject to the qualifications set forth in paragraph 4 above) constitute legal, valid and binding obligations of the Corporation enforceable in accordance with their terms and are entitled to the benefits afforded by the Indenture, as supplemented.

           6.    Except  as may be required by the securities  or
Blue   Sky  laws  of  certain  jurisdictions,  no  authorization, approval or consent of any governmental regulatory authority is required for the issuance and sale of the New Securities.

            7. Registration Statement No. 33-40247 became effective on May 16, 1991 and Registration Statement No. 33- ______ became effective on __________, 199_, and, to the best of my knowledge, no proceedings under Section 8 of the Act looking toward the possible issuance of a stop order with respect thereto are pending or threatened and the Registration Statement remains in effect on the date hereof. The Registration Statement and the Prospectus comply as to form in all material respects with the relevant provisions of the Act and of


                                  -3-



the Exchange Act as to documents incorporated by reference into said Registration Statement and the applicable rules and regulations of the Securities and Exchange Commission thereunder, except that I express no opinion as to the financial statements contained therein. The statements of law and legal conclusions referred to in the Registration Statement and Prospectus as expressing my opinion as counsel for the Company are correct. I participated in the preparation of the Registration Statement and Prospectus and I have no reason to believe that the Registration Statement, the Prospectus or the Incorporated Documents, considered as a whole on the effective date of the Registration Statement and on the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      Without my prior written consent, this opinion may not be relied upon by any person or entity other than the addressee, quoted in whole or in part, or otherwise referred to in any report or document, or furnished to any other person or entity, except that Milbank, Tweed, Hadley & McCloy may rely upon this opinion as if this opinion were separately addressed to them.




                              Very truly yours,




                              WILLIAM P. BARR, Esq.














cc:  Milbank, Tweed, Hadley & McCloy














P:S-3:34




                                                       EXHIBIT B

                    MILBANK, TWEED, HADLEY & McCLOY
                        1 Chase Manhattan Plaza
                       New York, New York  10005

                                                   __________,
199_

                            GTE CORPORATION

                          $ __________






and the other several Purchasers
referred to in the Purchase Agreement
dated _________, ____ among such
Purchasers and GTE Corporation

Dear Sirs:

       We have been designated by GTE Corporation (the "Corporation") as counsel for the purchasers of $___,000,000 aggregate principal amount of its _________ (the "New Securities"). Pursuant to such designation and the terms of a Purchase Agreement dated ________, 199_, relating to the New Securities (the "Purchase Agreement"), entered into by you with the Corporation, we have acted as your counsel in connection with your several purchases this day from the Corporation of the New Securities, which are issued under an Indenture dated as of October 1, 1995 between the Corporation and The Bank of New York, as trustee (the "Trustee"), as supplemented, including by a ____ Supplemental Indenture dated _______, 199_ (collectively, the "Indenture").

      We have reviewed originals, or copies certified to our satisfaction, of such corporate records of the Corporation, indentures, agreements and other instruments, certificates of public officials and of officers and representatives of the Corporation, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Corporation and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned.

      In addition, we attended the closing held today at the offices of GTE Service Corporation, One Stamford Forum, Stamford, Connecticut, at which the Corporation caused to be delivered to your representatives at The Depository Trust Company, 55 Water Street, New York, New York, for your several accounts against payment therefor.

      On the basis of the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:







           1. The Corporation is a validly existing corporation, in good standing, under the laws of the State of New York.

           2. The Purchase Agreement has been duly authorized, executed and delivered by the Corporation.

           3. The Indenture has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding agreement of the Corporation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditors' rights. The enforceability of the Indenture is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

           4. The New Securities have been duly authorized and conform as to legal matters in all substantial respects to the description thereof contained in the Registration Statement and Prospectus hereinafter mentioned. The New
     Securities, assuming due execution thereof by the Corporation and due authentication and delivery by the Trustee, have been duly issued for value by the Corporation and (subject to the qualifications stated in paragraph 3 above) constitute legal, valid and binding obligations of the Corporation, enforceable in accordance with their terms and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and of the New Securities.

          5. Except as may be required by Securities or blue sky laws of certain jurisdictions, no authorization, approval or consent of any governmental regulatory authority is required for the issuance and sale of the New Securities.

           6. On the basis of information received by the Corporation from the Securities and Exchange Commission (the "Commission"), the Registration Statement No. 33-40247 and Registration Statement No. __________ with respect to the Securities (the "Registration Statement"), filed with the
     Commission pursuant to the Securities Act of 1933, as amended (the "Act"), became effective under the Act on May 16, 1991 and ________, 199_, respectively, and the
     Prospectus dated ________, 199_ as supplemented by the Prospectus Supplement dated _________, 199_ (collectively, the Prospectus) became lawful for use for the purposes specified in the Act, in connection with the offer for sale and sale of the New Securities in the manner therein specified, subject to compliance with the provisions of securities or blue sky laws of certain jurisdictions in connection with the offer for sale or sale of the New
     Securities in such jurisdictions. To the best of our knowledge the Registration Statement(s) remains in effect at this date.

           7. The Registration Statements as of their effective dates, and the Prospectus as of the date hereof, except any financial statements or other financial data contained or incorporated by reference therein, as to which no opinion is expressed, complied or comply as to form in all material respects with the relevant requirements of the Act and the applicable published instructions, rules and regulations of the Commission thereunder.



      We are members of the New York bar only and, except as set forth in the next paragraph, express no opinion as to matters governed by any laws other than the laws of New York and the Federal laws of the United States of America, and the extent that the foregoing opinions involve the laws of the State of Connecticut, in reliance upon the opinion of even date herewith of William P. Barr, Esq., Senior Vice President and General Counsel of the Corporation, furnished pursuant to the Purchase Agreement, the laws of the State of Connecticut.

     The Registration Statements were filed on Form S-3 under the Act and, accordingly, the Prospectus does not necessarily contain a current description of the Corporation's business and affairs since Form S-3 provides for the incorporation by reference of certain documents filed with the Commission which contain descriptions as of various dates. We participated in conferences with counsel for, and representatives of, the
Corporation   in   connection  with  the   preparation   of   the
Registration Statement and Prospectus and we have reviewed certain documents filed by the Corporation under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated by reference in the Prospectus (such documents filed prior to the effective date of the Registration Statements and listed in the Prospectus as being incorporated by reference are herein called the "Incorporated Documents"). In connection with our participation in the preparation of the Registration Statements and the Prospectus, we have not independently verified the accuracy, completeness or fairness of the statements contained therein or in the Incorporated Documents, and the limitations inherent in the review made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statements, the Prospectus or the Incorporated Documents, except as otherwise specifically stated herein. None of the foregoing disclosed to us any information which gave us reason to believe that the Registration Statement, the Prospectus or the Incorporated Documents, considered as a whole on the effective date of the Registration Statement(s) contained any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus and the Incorporated Documents, considered as a whole on the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion as to any document filed by the Corporation under the Exchange Act, whether prior or subsequent to such effective date, except to the extent that such documents are Incorporated Documents read together with the Registration Statement(s) or the Prospectus and considered as a whole, nor do we express any opinion as to the financial statements or other financial data included in or omitted from, or incorporated by reference in, the Registration Statement(s), the Prospectus or the Incorporated Documents.

The opinions contained herein are rendered to you and are solely for your benefit in connection with the transactions contemplated by the Purchase Agreement. These opinions may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                              Very truly yours,




                              MILBANK, TWEED, HADLEY & McCLOY


P:S-3:37

                                                       EXHIBIT C



               LETTER OF INDEPENDENT PUBLIC ACCOUNTANTS



      The letter of independent public accountants for GTE to  be delivered  pursuant to Article IV, paragraph (D) of the  document entitled  Standard  Purchase Agreement Provisions,  October  1995
Edition, shall be to the effect that:

      At the closing, the Purchaser(s) shall have received such number of copies as are necessary to provide one for each Purchaser of a letter addressed to GTE and satisfactory to the Purchaser(s), dated as of the Closing Date and encompassing the performance of certain procedures described in the letter as of a date not more than five business days prior to the Closing Date, (the "Cutoff Date") from Arthur Andersen LLP confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder, specifically Rule 2-01 of Regulation S-X, and stating in effect (1) that in their opinion, the financial statements and schedules examined by them and incorporated by reference in the Prospectus comply as to form
in   all   material  respects  with  the  applicable   accounting
requirements of the Act, and the Exchange Act, and the published rules and regulations thereunder, and (2) that although they have not audited any financial statements of the Company as of any date or for any period subsequent to the prior-year audit, and although they have conducted an audit for that period, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the financial statements as of that date and for the year then ended, but not on the financial statements for any interim period within that year; therefore, they are unable to and do not express any opinion on the unaudited condensed balance sheet as of the latest available interim date, and the unaudited condensed statements of income, reinvested earnings, and cash flows for the latest available interim period subsequent to that prior-year audit which are included in the Prospectus; to the extent required, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the latest available unaudited interim financial statements prepared by the Company, inquired of certain officials of the Company responsible for financial and accounting matters, and read the minutes of the Board of Directors and shareholders of the Company, all of which procedures have been agreed to by the Purchasers, nothing has come to their attention which caused
them  to  believe  that:   (a)  any unaudited  interim  condensed
consolidated financial statements incorporated by reference in the Prospectus (i) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or (ii) have not been presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Prospectus; or (b) (i) as of the date of the latest available unaudited interim financial data of GTE and the latest available unaudited condensed summary of consolidated results of operations prepared by GTE, there have been any changes in the capital stock, or any material increase in the short-term indebtedness or long-term debt of GTE or any material decreases in net assets, in each case as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus, or any material



                                  -2-


decreases, as compared with the corresponding period of the prior year, in consolidated revenues and sales, net income from continuing operations, or net income from continuing operations applicable  to  common stock and per share of  common  stock,  or
(ii) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in the preceding clause (i), there were any material decreases in operating revenues, net operating income, net income or the Company's ratio of earnings to fixed charges, in each case as compared with the comparable period of the preceding year, (iii) as of the Cutoff Date, there have been any changes in the capital stock or any material increase in the debt of the Company, or any material decreases in net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, and (iv) for the period from the date of the latest available unaudited interim financial statements referred to in clause (b)(i) above to the Cutoff Date, there were any material decreases in operating revenues, net operating income or net income, in each case as compared with the comparable period of the preceding year, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur or as disclosed in such letter and except for changes occasioned by the declaration and payment of dividends on the stock of GTE or occasioned by sinking fund payments made on the debt securities of GTE, or by the issuance of common stock of GTE for the Shareholder Systematic Investment Plan, Employee Stock Ownership Plan, Employee Stock Plan, Savings & Investment Plan, Savings, Investment & Tax-Deferral Plan, Savings, Investment & Tax-Deferral Plan for Hourly Employees and conversion of convertible preferred stock.































P:S-3:39